UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 18, 2003


                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           OREGON                        0-12853             93-0370304
(State or other jurisdiction           (Commission         (IRS Employer
      of incorporation)                File Number)      Identification No.)


13900 NW Science Park Drive, Portland, Oregon                        97229
 (Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (503) 641-4141



                                    No Change
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

           On February 18, 2003, Electro Scientific Industries, Inc. (the "Company") announced that it expects revenue for its fiscal third quarter ending March 1, 2003 will be between $35 million and $38 million. The Company's press release announcing these events is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

           (c) Exhibits.

                     99.1      Press release dated February 18, 2003.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Date:  February 18, 2003.


                       Electro Scientific Industries, Inc.



                          By /s/ John E. Isselmann, Jr.
                             -----------------------
                             John E. Isselmann, Jr.
                             General Counsel and Assistant Corporate Secretary

                                                            EXHIBIT INDEX


Exhibit              Description

99.1                 Press release dated February 18, 2003.

ESI Announces Outlook for Fiscal Third Quarter

    Business Editors

    PORTLAND, Ore.--(BUSINESS WIRE)--Feb. 18, 2003--Electro Scientific Industries, Inc. (Nasdaq:ESIO) announced today that it expects revenue for its fiscal third quarter ending March 1, 2003 will be between $35 million and $38 million.
    Revenue in the second fiscal quarter ended November 30, 2002 was $43.3 million.
    As a result of the decline in revenue, the company expects to report a loss per share of approximately $0.04 to $0.06 in the third quarter, excluding special charges related to the previously announced consolidation of its Escondido facility and other cost reduction actions. In the second quarter, earnings per share excluding special charges were $0.03. The net loss per share in the third quarter, including special charges, is expected to be in the range of $0.09 to $0.12, compared with a loss per share of $0.34 in the second fiscal quarter.
    "Capital spending by manufacturers of electronic components continues to be weak," said James T. Dooley, president and chief executive officer of ESI, "due to sluggish end-market demand and global economic uncertainty. This sluggishness is also affecting the prices we are receiving for our products. We are taking steps to reduce our costs, and we continue to invest aggressively in research and development to generate new products which will improve our customers' manufacturing productivity."
    ESI expects to report results for its fiscal third quarter on March 20, 2003.

    This press release includes forward-looking statements, which are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties that are discussed in more detail in Electro Scientific Industries' Annual Report on Form 10-K and interim reports on Form 10-Q and include: the strength of the electronics industry -- which is dependent on many factors including component prices, global economic strength and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; and the company's ability to reduce its costs as revenue declines.

    About ESI

    ESI, headquartered in Portland, Oregon, supplies high-value, high-technology manufacturing equipment to the global electronics market. Using its expertise in laser/material interaction, small parts handling, machine vision and real-time control systems, the company enables the production of leading-edge products for customers in the semiconductor, passive component and electronic interconnect markets. ESI's web site is http://www.esi.com.

    --30--MRO/se*

    CONTACT:  Electro Scientific Industries, Inc.
              Joe Reinhart, 503/671-5500
              or
              Fletcher Chamberlin, 503/671-5233